                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

================================================================================



                                CSX CORPORATION


                                 $2,500,000,000



                   $350,000,000   7.05% Debentures Due 2002
                   $300,000,000   7.25% Debentures Due 2004
                   $450,000,000   7.45% Debentures Due 2007
                   $400,000,000   7.90% Debentures Due 2017
                   $500,000,000   7.95% Debentures Due 2027
                   $100,000,000   6.95% Debentures Due 2027
                   $250,000,000   7.25% Debentures Due 2027
                   $150,000,000   8.30% Debentures Due 2032



                               PURCHASE AGREEMENT





Dated:  May 1, 1997

================================================================================

                                CSX CORPORATION



                                $2,500,000,000

                   $350,000,000   7.05% Debentures Due 2002
                   $300,000,000   7.25% Debentures Due 2004
                   $450,000,000   7.45% Debentures Due 2007
                   $400,000,000   7.90% Debentures Due 2017
                   $500,000,000   7.95% Debentures Due 2027
                   $100,000,000   6.95% Debentures Due 2027
                   $250,000,000   7.25% Debentures Due 2027
                   $150,000,000   8.30% Debentures Due 2032

                              PURCHASE AGREEMENT

                                  May 1, 1997

Salomon Brothers Inc
As Representative of the Initial Purchasers
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

          CSX CORPORATION, a Virginia corporation (the "Company"), proposes to issue and sell to the parties named in Schedule I hereto (the "Initial Purchasers"), for whom you are acting as representative (the "Representative"), $350,000,000 principal amount of its 7.05% Debentures due 2002 (the "2002 Debentures"), $300,000,000 principal amount of its 7.25% Debentures due 2004 (the "2004 Debentures"), $450,000,000 principal amount of its 7.45% Debentures due 2007 (the "2007 Debentures"), $400,000,000 principal amount of its 7.90% Debentures due 2017 (the "2017 Debentures"), $500,000,000 principal amount of its 7.95% Debentures due 2027 (the "7.95% 2027 Debentures"), $100,000,000
principal amount of its 6.95% Debentures due 2027 (the "6.95% 2027 Debentures"), $250,000,000 principal amount of its 7.25% Debentures due 2027 (the "7.25% 2027 Debentures") and $150,000,000 principal amount of its 8.30% Debentures due 2032 (the "2032 Debentures" and, collectively with the 2002 Debentures, the 2004 Debentures, the 2007 Debentures, the 2017 Debentures, the 7.95% 2027 Debentures, the 6.95% 2027 Debentures and the 7.25% 2027 Debentures, the "Securities"). The Securities are to be issued under an indenture (the "Indenture") dated as of August 1, 1990 between the Company and The Chase Manhattan Bank, as trustee, as supplemented and amended by the First Supplemental Indenture dated as of June 15, 1991 and the Second Supplemental Indenture to be dated as of the First Closing Date (as defined below).

          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder in accordance with Section 4 hereof as soon as you deem advisable.

          Holders of the Securities will be entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement"), to be dated the First Closing Date (as defined below), in each case among the Company and the Initial Purchasers. The Registration Rights Agreement will be as described in the Preliminary Offering Memorandum (as defined below), with such changed, other or additional terms reasonably acceptable to the Company and the Initial Purchasers.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated April 22, 1997 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum") and a final offering memorandum, dated May 1, 1997 (including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time, and any reference to the terms "amend," "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the Execution Time which is incorporated by reference therein.

          1.   Representations and Warranties.  The Company represents and
               ------------------------------
warrants to, and agrees with, each Initial Purchaser as set forth below in this
Section 1. Any reference to persons acting on behalf of the Company, or on behalf of any of the Company's Affiliates (as defined below), does not include any of the Initial Purchasers, with respect to whom the Company makes no representation.

          (a) The Final Memorandum, at the date hereof, does not, and at the First Closing Date and the Second Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the First Closing Date and the Second Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that
                           --------  -------
     the Company makes no representation or warranty as to the information contained in or omitted from the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein. All documents incorporated by reference in the Final Memorandum which were filed under the Exchange Act on or before the Execution Time complied, and all such documents which are filed under the Exchange Act after the Execution Time and on or before the applicable Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the rules thereunder.

          (b) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities (other than any stabilization done by the Initial Purchasers, as to which the Company makes no representation).

          (c) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, which are or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

          (d) Neither the Company, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (e) Assuming the accuracy of the representations and warranties and compliance with the agreements made by the Initial Purchasers herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in the manner contemplated by, this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (f) No securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the

     Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Rule 902(b) of Regulation S.

          (h) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (i) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

          (j) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

          (k)  The information, if any, provided by the Company pursuant to
     Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.   Purchase and Sale.  Subject to the terms and conditions and in
               -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to the percentage of principal amount as set forth on Schedule I hereto, the principal amount of 2002 Debentures, 2004 Debentures, 2007 Debentures, 2017 Debentures, 7.95% 2027 Debentures, 6.95% 2027 Debentures, 7.25% 2027 Debentures and 2032 Debentures, plus, in each case accrued interest, if any, from May 6, 1997 (except with respect to the 2032 Debentures, on which interest will accrue, if at all, from May 8, 1997), set forth opposite such Initial Purchaser's name in Schedule II hereto.

          3.   Delivery and Payment.  Delivery of and payment for (i) the 2002
               --------------------
Debentures, the 2004 Debentures, the 2007 Debentures, the 2017 Debentures, the 7.95% 2027 Debentures, the 6.95% 2027 Debentures and the 7.25% 2027 Debentures shall be made at 10:00 AM, New York City time, on May 6, 1997, or such later date (not later than May 13, 1997) as the Representative shall designate and
(ii) the 2032 Debentures shall be made at 10:00 A.M., New York City time on May 8, 1997, or such later date (not later than May 15, 1997) as the Representative shall designate, in each case which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the 2002 Debentures, the 2004 Debenture, the 2007 Debentures, the 2017 Debentures, the 7.95% 2027 Debentures, the 6.95% 2027 Debentures and the 7.25% 2027 Debentures being herein called the "First Closing Date" and such date and time of delivery and payment for the 2032 Debentures being herein called the Second Closing Date and, together with the First Closing Date, the

"Closing Dates"). Delivery of the Securities shall be made to the Representative for the respective accounts of the Initial Purchasers against payment by the Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer of Federal funds or other immediately available funds or in such other manner of payment as may be agreed by the Company and the Representative.

          Delivery of any Securities to be issued in definitive certificated form shall be made on the applicable Closing Date at such location, and in such names and denominations, as the Representative shall designate at least two business days in advance of the applicable Closing Date. Each Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the applicable Closing Date. Each closing for the purchase and sale of the Securities shall occur at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York ("Counsel for the Initial Purchasers") or such other place as the parties hereto shall agree.

          4.   Offering of Securities.  Each Initial Purchaser, severally and
               ----------------------
not jointly, represents and warrants to and agrees with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2),
     (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Annex A to the Final Memorandum or (iii) in accordance with the restrictions set forth in Exhibit A hereto.

          (b) Neither it, nor any person acting on its behalf, has engaged, or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with any offer or sale of Securities in the United States, except as contemplated by the Registration Rights Agreement.

          (c) Each Initial Purchaser shall deliver to each purchaser of Securities therefrom, in connection with its original distribution of the Securities, a copy of the Final Memorandum, as amended and supplemented at the date of such purchase, except with respect to sales of Securities made to non-U.S. persons in reliance on Regulation S.

          5.   Agreements. The Company agrees with each Initial Purchaser that:
               ----------

          (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (b) The Company will not amend or supplement the Final Memorandum (other than by filing documents under the Exchange Act which are incorporated by reference therein), without having previously advised and furnished to the Representative a copy of such amendment or supplement to which the Representative, on advice from counsel, has not reasonably objected; provided, however, that, prior to the completion of the
               --------  -------
     distribution of the Securities by the Initial Purchasers (as determined by the Representative), the Company will not file any document under the Exchange Act which is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act which is incorporated by reference in the Final Memorandum shall have been filed with the Securities and Exchange Commission (the "Commission").

          (c) If at any time prior to the earlier of (i) completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), (ii) the effectiveness of the Exchange Offer Registration (as defined in the Registration Rights Agreement), provided that the
                                                        --------
     Initial Purchasers are eligible to participate in the Exchange Offer thereunder and as a result thereof are eligible to sell the Securities exchanged in connection therewith without restriction, (iii) the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) as contemplated by the Registration Rights Agreement or (iv) six months from the date hereof, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, the Company will promptly notify the Representative of the same and, subject to the requirements of paragraph (b) of this
     Section 5, will prepare and provide to the Representative pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance and, in the event that such an amendment or supplement is required to be filed under the Exchange Act and is to be incorporated by reference in the Final Memorandum, will file such amendment or supplement with the Commission. The Representative will promptly advise the Company, in writing, of the completion of the initial distribution of the Securities.

          (d) The Company will cooperate with the Initial Purchasers and their counsel in arranging for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, that in
                                                      --------  -------
     connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

          (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, which are or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

          (g) Neither the Company, nor any person acting on its behalf, will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with any offer or sale of the Securities in the United States, except as contemplated by the Registration Rights Agreement.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

          (i) The Company shall, during any period in the two years after the Closing Date in which the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, timely file all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any other reports, statements, documents, registrations, filings or submissions required to be filed by the Company with the Commission pursuant to the Exchange Act.

          (j) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Rule 902(b) of Regulation S.

          (k) The Company will cooperate with the Representative and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (l) If requested by the Initial Purchasers, the Company shall use its reasonable best efforts to cause Securities sold in reliance on Rule 144A to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.

          (m) Until such time as any Security is registered under the Securities Act pursuant to the Registration Rights Agreement and transferred pursuant to such registration, the Company shall include a legend on the Securities to the effect as set forth under "Notice to Investors" in the Final Memorandum.

          6.   Conditions to the Obligations of the Initial Purchasers.  The
               -------------------------------------------------------
obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and, with respect to the 2002 Debentures, the 2004 Debentures, the 2007 Debentures, the 2017 Debentures, the 7.95% 2027 Debentures, the 6.95% 2027 Debentures and the 7.25% 2027 Debentures, the First Closing Date and, with respect to the 2032 Debentures, the Second Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have furnished to the Initial Purchasers the opinion of the General Counsel, or an Assistant General Counsel, of the Company, dated the applicable Closing Date, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

              (ii) Each significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act (each a "Significant Subsidiary") of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum; and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except for directors' qualifying shares, if any, is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

             (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein, except such as may be required under state securities laws; and

              (iv) The execution, delivery and performance of the Indenture, this Agreement, the Registration Rights Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary or any of their properties or, to the best of such counsel's knowledge, any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or the charter or by-laws of the Company or any Significant Subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

          In addition, such counsel shall state that he or she has participated in conferences with officers and other representatives of the Company, representatives of Ernst & Young, independent auditors for the Company, and the Representative, at which the contents of the Final Memorandum and any amendment thereof or supplement thereto and related matters were discussed and although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum or any amendment thereof or supplement thereto, no facts have come to the attention of such counsel which would lead such counsel to believe that at the Execution Time the Final Memorandum (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given) contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Memorandum (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given) at the applicable Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as otherwise set forth herein, all references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the applicable Closing Date.

          (b) The Company shall have furnished to the Initial Purchasers the opinion of McGuire, Woods, Battle & Boothe, L.L.P., counsel for the Company, dated the applicable Closing Date, to the effect that:

               (i) The Indenture has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized, executed, issued and delivered by the Company; the Indenture and the Securities, when authenticated in the manner provided in the Indenture, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (in rendering such opinion, such counsel may assume that the Indenture has been duly authorized, executed and delivered, and the Securities have been duly authenticated, by the Trustee); and the Securities conform to the description thereof contained in the Final Memorandum;

              (ii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (in rendering such opinion, such counsel may assume due authorization, execution and delivery by parties thereto other than the Company), provided, however, that no opinion is rendered as to the enforceability against the Company of any rights to indemnification or contribution included therein; and the Registration Rights Agreement conforms to the description thereof contained in the Final Memorandum;

             (iii) This Agreement has been duly authorized, executed and delivered by the Company;

              (iv) Assuming the accuracy of the representations and warranties and compliance with the agreements made by the Company and the Initial Purchasers herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in the manner contemplated by, this Agreement to register the Securities under the Securities Act or to qualify the Indenture, as amended, under the Trust Indenture Act of 1939, as amended;

              (vi) The Company is not an "investment company" within the meaning of the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities;

             (vii) The statements in the Final Memorandum under the captions "Description of Debentures" and "Exchange Offers; Registration Rights", insofar as they purport to summarize certain provisions of the Securities and the Registration Rights Agreement, are accurate summaries of such provisions; and

            (viii) The information contained in the Final Memorandum under the caption "Certain Federal Income Tax Considerations for Non-U.S. Holders", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

          In addition, subject to such counsel's customary qualifications about the scope of its obligations in connection with its participation in the preparation of documents, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of Ernst & Young, independent auditors for the Company, the Representative, and Counsel for the Initial Purchasers at which the contents of the Final Memorandum and any amendment thereof or supplement thereto and related matters were discussed and although such counsel have not undertaken to investigate or verify independently, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum or any amendment thereof or supplement thereto, and did not participate in the preparation of the documents incorporated by reference in the Final

     Memorandum, no facts have come to the attention of such counsel which would lead such counsel to believe that at the Execution Time the Final Memorandum (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given) contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Final Memorandum at the applicable Closing Date (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, McGuire, Woods, Battle & Boothe, L.L.P. may rely (A) as to matters governed by New York law upon the opinion of Counsel for the Initial Purchasers, referred to below and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Except as otherwise set forth herein, all references in this Section 6(b) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the applicable Closing Date.

          (c) The Representative shall have received from Counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the applicable Closing Date) and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Counsel for the Initial Purchasers may rely as to the incorporation of the Company on the opinion of the General Counsel or Assistant General Counsel of the Company and as to all other matters governed by Virginia law upon the opinion of McGuire, Woods, Battle & Boothe, L.L.P., referred to above.

          (d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President or an Executive Vice President or the Managing Director-Corporate Finance and another person who is the principal financial or accounting officer of the Company, dated the applicable Closing Date, to the effect that the signers of such certificate have examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that, to the best of their knowledge after reasonable investigation:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the applicable Closing Date with the same effect as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

              (ii) since the date of the most recent financial statements incorporated by reference in the Final Memorandum, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto) or as described in such certificate.

          (e) (A) At the Execution Time, Ernst & Young, LLP shall have furnished to the Representative a letter, dated as of the Execution Time, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum and (B) at the applicable Closing Date, Ernst & Young, LLP shall have furnished to the Representative a letter dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause
     (A), except that the specified date referred to shall be a date not more than three business days prior to the applicable Closing Date.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representative, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          Prior to the applicable Closing Date, the Company shall furnish to the Representative such conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder with respect to the 2002 Debentures, the 2004 Debentures, the 2007 Debentures, the 2017 Debentures, the 7.95% 2027 Debentures, the 6.95% 2027 Debenture, the 7.25% 2027 Debentures, and/or the 2032 Debentures, as the case may be, may be canceled at, or at any time prior to, the applicable Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Initial Purchasers, at 599 Lexington Avenue, New York, New York, on the applicable Closing Date.

          7.  Reimbursement of Expenses.  If the sale of the Securities provided
              -------------------------
for herein is not consummated because of cancellation by the Representative pursuant to Section 6 hereof, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any material agreement herein or comply with any material provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Securities on the applicable Closing Date, the Company will reimburse the Initial Purchasers severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of Counsel for the Initial Purchasers) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company agrees to
              --------------------------------
indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the
                                                   --------  -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representative specifically for inclusion therein. The foregoing indemnity with respect to any untrue statement contained in or any omission from the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or the directors, officers, employees or agents of each Initial Purchaser or any person who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from whom the person asserting any such loss, claim, damage or liability purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Final Memorandum (or any amendment or supplement thereto) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or the omission from such Preliminary Memorandum was corrected in the Final Memorandum (or any amendment or supplement thereto), unless such failure resulted from noncompliance by the Company with its obligations hereunder to furnish the Initial Purchasers with copies of the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with respect to claims and actions based upon written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the first two sentences of the last paragraph of the cover page, and the first and second sentences of the second paragraph, the second sentence of the third paragraph and the first three sentences of the last paragraph under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably
                  --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), however, the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial

Purchasers from the offering of the Securities; provided, however, that in no
                                                --------  -------
case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder, in each case as set forth on the cover page of the Final Memorandum. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Securities hereunder, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute as provided in this
Section 8(d) are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.   Default by an Initial Purchaser.  If any one or more Initial
               -------------------------------
Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided,
                                                               --------
however, that in the event that the aggregate principal amount of Securities
-------
which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities within 36 hours of such default, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company except as otherwise provided in Section 11. In the event of a default by any Initial Purchaser as set forth in this Section 9, the applicable Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or to any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

          10.  Termination.  This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the applicable Securities, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the Representative, materially impairs the investment quality of the Securities, (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) trading in any of the Company's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such exchange, (iv) a banking moratorium shall have been declared either by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          11.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Fees, Expenses.  The Company covenants and agrees with the
               --------------
Representative that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation and printing of the Preliminary Memorandum and Final Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers; (ii) the cost of printing or other production of all documents relating to the offering, purchase, sale and delivery of the Securities as provided in Section 4(a); (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of Counsel for the Initial Purchasers in connection with such qualification and in connection with any Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities;
(vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL (viii) any fees charged by DTC; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this
Section 12, including through payment or reimbursement of any roadshow expenses incurred by or on behalf of the Company. It is understood, however, that except as provided in Sections 7 and 12 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees, disbursements and expenses of their counsel and any marketing expenses connected with any offers they may make.

          13.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048, facsimile (212) 783-2274; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at One James Center, 901 East Cary Street, Richmond, Virginia 23219, attention: David D. Owen, Managing Director-Corporate Finance, telefax number
(804) 783-1346.

          14.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          15.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York.

          16.  Business Day.  For purposes of this Agreement, "business day"
               ------------
means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

          17.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          18.  Headings.  The section headings are for convenience only and
               --------
shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                                 Very truly yours,

                                 CSX CORPORATION


                                 By /s/ David D. Owen
                                   ------------------------------------------
                                   Name: David D. Owen
                                   Title: Managing Director-Corporate Finance


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc


By /s/ James J. Ryan
  -------------------------------
  Name: James J. Ryan
  Title: Managing Director

For themselves and the other
Initial Purchasers named in
Schedule I to the foregoing Agreement

                                  SCHEDULE I


       Security                                     Purchase Price/*/
       --------                                     -----------------
         2002 Debentures..........................         99.335
         2004 Debentures..........................         99.355
         2007 Debentures..........................         99.199
         2017 Debentures..........................         99.067
7.95%    2027 Debentures..........................         98.607
6.95%    2027 Debentures/1/.......................         99.335
7.25%    2027 Debentures/2/.......................         99.126
         2032 Debentures/3/.......................         99.125


________________
/*/  Expressed as a percentage of principal amount
/1/  Puttable on May 1, 2002
/2/  Puttable on May 1, 2005
/3/ Non-callable until May 1, 2007. Callable thereafter at the redemption prices set forth below, together with accrued interest, if any, to the date of purchase if redeemed during the 12-month period beginning May 1 of the years indicated below:


                                                Redemption
                      Year                         Price
                      ----                      ----------
                      2007                      104.150%
                      2008                      103.735%
                      2009                      103.320%
                      2010                      102.905%
                      2011                      102.490%
                      2012                      102.075%
                      2013                      101.660%
                      2014                      101.245%
                      2015                      100.830%
                      2016                      100.415%
                      2017 and thereafter       100.000%


                                  SCHEDULE II


                                                     Principal Amount of
                                                     2002 Debentures
           Initial Purchasers                        to be Purchased
           ------------------                        ---------------

Salomon Brothers Inc..........................      $81,668,000
Credit Suisse First Boston Corporation........       81,666,000
Chase Securities Inc..........................       81,666,000
Goldman, Sachs & Co...........................       35,000,000
Morgan Stanley & Co. Incorporated.............       35,000,000
NationsBanc Capital Markets, Inc..............       35,000,000

                                                    -----------

               Total...........................    $350,000,000
                                                   ============

                                                     Principal Amount of
                                                     2004 Debentures
           Initial Purchasers                        to be Purchased
           ------------------                        ---------------

Salomon Brothers Inc..........................      $70,000,000
Credit Suisse First Boston Corporation........       70,000,000
Chase Securities Inc..........................       70,000,000
Goldman, Sachs & Co...........................       30,000,000
Morgan Stanley & Co. Incorporated.............       30,000,000
NationsBanc Capital Markets, Inc..............       30,000,000

                                                    -----------

               Total...........................    $300,000,000
                                                   ============

                                                     Principal Amount of
                                                     2007 Debentures
           Initial Purchasers                        to be Purchased
           ------------------                        ---------------

Salomon Brothers Inc..........................      $105,000,000
Credit Suisse First Boston Corporation........       105,000,000
Chase Securities Inc..........................       105,000,000
Goldman, Sachs & Co...........................        45,000,000
Morgan Stanley & Co. Incorporated.............        45,000,000
NationsBanc Capital Markets, Inc..............        45,000,000

                                                      ---------

               Total...........................     $450,000,000
                                                    ============



                                                     Principal Amount of
                                                     2017 Debentures
           Initial Purchasers                        to be Purchased
           ------------------                        ---------------

Salomon Brothers Inc..........................      $93,334,000
Credit Suisse First Boston Corporation........       93,333,000
Chase Securities Inc..........................       93,333,000
Goldman, Sachs & Co...........................       40,000,000
Morgan Stanley & Co. Incorporated.............       40,000,000
NationsBanc Capital Markets, Inc..............       40,000,000

                                                     ---------

               Total...........................    $400,000,000
                                                   ============

                                                     Principal Amount of
                                                     7.95% 2027
                                                     Debentures
           Initial Purchasers                        to be Purchased
           ------------------                        ---------------

Salomon Brothers Inc..........................     $116,668,000
Credit Suisse First Boston Corporation........      116,666,000
Chase Securities Inc..........................      116,666,000
Goldman, Sachs & Co...........................       50,000,000
Morgan Stanley & Co. Incorporated.............       50,000,000
NationsBanc Capital Markets, Inc..............       50,000,000

                                                    -----------

               Total...........................    $500,000,000
                                                   ============




                                                     Principal Amount of
                                                     6.95% 2027
                                                     Debentures
           Initial Purchasers                        to be Purchased
           ------------------                        ---------------
Salomon Brothers Inc..........................      $23,334,000
Credit Suisse First Boston Corporation........       23,333,000
Chase Securities Inc..........................       23,333,000
Goldman, Sachs & Co...........................       10,000,000
Morgan Stanley & Co. Incorporated.............       10,000,000
NationsBanc Capital Markets, Inc..............       10,000,000

                                                     ----------

               Total...........................    $100,000,000
                                                   ============

                                                     Principal Amount of
                                                     7.25% 2027
                                                     Debentures
           Initial Purchasers                        to be Purchased
           ------------------                        ---------------

Salomon Brothers Inc..........................      $58,334,000
Credit Suisse First Boston Corporation........       58,333,000
Chase Securities Inc..........................       58,333,000
Goldman, Sachs & Co...........................       25,000,000
Morgan Stanley & Co. Incorporated.............       25,000,000
NationsBanc Capital Markets, Inc..............       25,000,000

                                                     ----------

               Total...........................    $250,000,000
                                                   ============




                                                     Principal Amount of
                                                     2032 Debentures
           Initial Purchasers                        to be Purchased
           ------------------                        ---------------

Salomon Brothers Inc..........................      $35,000,000
Credit Suisse First Boston Corporation........       35,000,000
Chase Securities Inc..........................       35,000,000
Goldman, Sachs & Co...........................       15,000,000
Stanley & Co. Incorporated....................       15,000,000
NationsBanc Capital Markets, Inc..............       15,000,000

                                                     ----------

               Total...........................    $150,000,000
                                                   ============

                                                                       EXHIBIT A

                      Selling Restrictions for Offers and
                      -----------------------------------
                        Sales Outside the United States
                        -------------------------------

          (1) (a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or
(ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the applicable Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice substantially to the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the applicable Closing Date, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

          (c) Terms used in this section have the meanings given to them by Regulation S.

          (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and prior to the expiration of the period six months from the applicable Closing Date herein will not offer or sell any Securities to persons in the United Kingdom except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purpose of their business or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.


                                      A-2